EXHIBIT 4.1


                                                                     SHARES
NUMBER
TGH

                                 [TRIGON LOGO]

                         [TRIGON HEALTHCARE, INC. SEAL]



                                                             SEE REVERSE FOR
                                                         CERTAIN DEFINITIONS

                            TRIGON HEALTHCARE, INC.
          INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

CLASS A COMMON STOCK                                         CUSIP 000000 00 0

THIS CERTIFIES THAT


IS THE OWNER OF

      FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF

Trigon Healthcare, Inc., transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

COUNTERSIGNED AND REGISTERED:                      /s/ NORWOOD DAVIS
  FIRST CHICAGO TRUST COMPANY OF NEW YORK              CHAIRMAN OF THE BOARD
                           TRANSFER AGENT
                           AND REGISTRAR

BY:                                                /s/ J. CHRISTOPHER WILTSHIRE
                       AUTHORIZED OFFICER              SECRETARY




TRIGON HEALTHCARE, INC.
SEAL
VIRGINIA

        The Corporation will furnish without charge to each stockholder who so requests the designations, relevant rights, preferences and limitations applicable to each class of stock and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series). Any such requests should be addressed in writing to the Secretary of the Corporation or to the Transfer Agent named on the back of the certificate.

        The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time (the "Articles"), a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests.
Under Section 8.1 of the Articles, no Person shall, together with that Person's Associates, Beneficially Own shares of outstanding Capital Stock of any class in excess of the Threshold applicable to such Person and such Person's Associates. Any Transfer that, if effective, would result in any Person and that Person's Associates Beneficially Owning shares of Capital Stock in excess of the Threshold applicable to such Person and such Person's
Associates shall be void ab Initio. Absent any prior written approval of a greater percentage by the Continuing Directors, the Threshold for each Person together with such Person's Associates is 5%. Any Person who purports or attempts to acquire shares in violation of this limitation must notify the Corporation as provided in the Articles. In the event that the provisions of
Section 8.1 of the Articles are found to be void, invalid or unenforceable by any court having jurisdiction over the issue, and there is a purported Transfer or other change in capital structure of the Corporation such that any Person would, together with such Person's Associates, Beneficially Own Capital Stock in excess of the applicable Threshold, all such shares in excess of the applicable Threshold will automatically be deemed Excess Shares and be transferred by operation of law to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Securities may be transferred pursuant to the terms of the Articles. Under certain circumstances specified in the Articles, the shares represented by this certificate are convertible at the option of the Continuing Directors into Class B Common Shares of the Corporation. The foregoing summary of the restrictions on ownership and transfer are qualified in its entirety by reference to the Articles. The Plan of Demutualization also contains a prohibition on the direct or indirect acquisition of beneficial ownership of 5% or more of any class of Capital Stock entitled to vote in the election of directors generally until the expiration of 30 months after the effective date of the Demutualization, without the prior written consent of the Corporation's Board of Directors. The foregoing summary is qualified in its entirety by reference to the Plan of Demutualization, a copy of which will be sent without charge to each shareholder who so requests.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common          UNIF GIFT MIN ACT--______Custodial______
                                                          (Seal)         (Seal)

TEN ENT--as tenants by the entireties              under Uniform Gifts to Minors

JT TEN--as joint tenants with right of             Act_________________________
        survivorship and not as tenants                        (Seal)
        in common

Additional abbreviations may also be used though not in the above list.

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For Value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

[_______________________________]


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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint.

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Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

By_____________________________________________________________________________
The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE CORPORATION'S ARTICLES OF INCORPORATION.